UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005

___________

PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-18868 (Commission File Number)	54-1560968 (I.R.S. Employer Identification No.)
4095 Valley Pike Winchester, Virginia (Address of principal executive offices)	22602 (Zip Code)

Registrant’s telephone number, including area code:  (540) 869-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 29, 2005, the Board of Directors of Premier Community Bankshares, Inc. (the “Company”) approved the acceleration of the vesting of all unvested stock options outstanding under the Company’s stock option plans, which are the 1996 Long-Term Incentive Plan and the 2002 Long-Term Incentive Plan, effective as of December 29, 2005.  The Board of Directors did not change any other terms of these stock options.

The total number of shares of the Company’s common stock underlying the stock options that this action affected is 111,000.  Of this amount, none are held by the Company’s named executive officers, and non-employee directors of the Company hold options to purchase an aggregate of 16,000 shares of common stock.  The exercise price per share of all of the affected options range from $10.23 to $20.44, and they have a weighted average exercise price of $19.45 per share.  The closing price per share of the Company’s common stock on December 29, 2005 was $23.15.

The Board of Directors determined to accelerate the vesting of these options in order to avoid the Company’s recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, “Share Based Payment (revised 2005)” (“FAS 123R”), which will apply to the Company beginning in the first quarter of 2006.  FAS 123R requires the recognition of compensation expense for any unvested stock options at the date of its adoption over the remaining applicable vesting period of the options.  Currently, the Company accounts for stock options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and provides footnote disclosure of the compensation expense associated with stock options.

The Company anticipates that the aggregate pre-tax compensation expense associated with the acceleration of the vesting of stock options that will be avoided by this action will be approximately $390,211, of which approximately $115,035 would have been recognized in 2006.  The Company believes that it will not be required to recognize any compensation expense in future periods associated with the affected options.  However, there can be no assurance that the acceleration of vesting of these options may not result in some future compensation expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER COMMUNITY BANKSHARES, INC.

 (Registrant)

Date:  January 3, 2006

By: /s/ Donald L. Unger

Donald L. Unger

President and Chief Executive Officer